Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of WCMA Government Securities Fund and Master Government
Securities LLC (the “registrants”), hereby certifies, to the best of her knowledge, that the registrants' Report on Form N-
CSR for the period ended September 30, 2009, (the “Report”) fully complies with the requirements of Section 15(d) of the
Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: November 20, 2009

/s/ Anne F. Ackerley
Anne F. Ackerley
Chief Executive Officer (principal executive officer) of
WCMA Government Securities Fund and Master Government Securities LLC

Pursuant to 18 U.S.C. § 1350, the undersigned officer of WCMA Government Securities Fund and Master Government
Securities LLC (the “registrants”), hereby certifies, to the best of his knowledge, that the registrants' Report on Form N-
CSR for the period ended September 30, 2009, (the “Report”) fully complies with the requirements of Section 15(d) of the
Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: November 20, 2009

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
WCMA Government Securities Fund and Master Government Securities LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange
Commission.